UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 15, 2020

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2050 W. Sam Houston Parkway South, Suite 1300, Houston, Texas 77042
(Address of principal executive offices and Zip Code)

(832) 308-4000
(Registrant’s telephone number, including area code)

 Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	CATM	The NASDAQ Stock Market LLC

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Acquisition Agreement

On December 15, 2020, Cardtronics plc, a public limited company incorporated under the laws of England and Wales (the “Company” or “Cardtronics”), entered into an Acquisition Agreement (the “Acquisition Agreement”), with Catalyst Holdings Limited, a private limited company incorporated under the laws of England and Wales (“BidCo”) and affiliated with investment funds managed by affiliates of Apollo Global Management, Inc., pursuant to which BidCo has agreed to acquire the Company by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 (the “Scheme”) for $35.00 per share (the “Per Share Consideration”), subject to the terms and conditions of the Acquisition Agreement (such transaction, the “Acquisition”). With the exception of Douglas Braunstein, the board of directors of the Company (the “Board”) has approved the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition. Douglas Braunstein is the Managing Partner and Founder of Hudson Executive Capital (“HEC”), a 19.4% shareholder of the Company that has agreed to rollover certain of its Ordinary Shares (as defined below) in connection with the Acquisition, and he has abstained from all discussions and approvals in connection with the proposed transaction.

Pursuant to the Scheme and subject to the terms and conditions of the Acquisition Agreement, on the effective date of the Acquisition, BidCo shall acquire all of the Company’s issued and to be issued ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”) other than (a) Ordinary Shares legally or beneficially held by BidCo or any of its subsidiaries (or any nominee on their behalf), (b) any Ordinary Shares held in treasury or owned, directly or indirectly, by the Company or any of its subsidiaries and (c) any Ordinary Shares acquired by BidCo or its designee(s) pursuant to a contribution agreement between HEC and BidCo, none of which will be covered by the Scheme.

Pursuant to the Acquisition Agreement, immediately prior to the effective date of the Acquisition, each then-outstanding (a) option to purchase Ordinary Shares (each, an “Option”) granted under any director or employee stock option or compensation plan or arrangement of the Company (collectively, the “Company Share Plans”) prior to calendar year 2021, (b) award for restricted stock units with respect to Ordinary Shares that vests solely based on the passage of time (each, a “Company RSU”) granted under any Company Share Plan prior to calendar year 2021 and (c) award for restricted stock units with respect to Ordinary Shares that vests based on both performance and the passage of time (each, a “Company PSU”) granted under any Company Share Plan prior to calendar year 2021, in each case, whether or not vested, shall automatically and without any action on part of the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to: (i) in the case of Options, the product of the excess, if any of the Per Share Consideration over the applicable exercise price per Ordinary Share of such Option and the number of Ordinary Shares subject to such Option; (ii) in the case of an award for Company RSUs, the product of the Per Share Consideration and the number of Ordinary Shares subject to such Company RSU award; and (iii) in the case of an award for Company PSUs, the product of the Per Share Consideration and the number of Ordinary Shares subject to such Company PSU award (with such number of Ordinary Shares based on the greater of the target level achievement and the actual level of achievement of any performance goals as determined by the Board immediately prior to the effective date of the Acquisition based on prorated performance goals); in each case, payable (without any crediting of interest for the period from the effective date of the Acquisition through the date of payment) as soon as reasonably practicable (but no later than the first payroll date) after the effective date of the Acquisition (or such later date as required  by Section 409A of the Code).

Additionally, pursuant to the Acquisition Agreement, immediately prior to the effective date of the Acquisition, each then-outstanding (a) Option that was granted under any Company Share Plan in calendar year 2021 (each, a “2021 Option”), (b) award for Company RSUs that was granted under any Company Share Plan in calendar year 2021 (each, a “2021 Company RSU”) and (c) award for Company PSUs that was granted under any Company Share Plan in calendar year 2021 (each, a “2021 Company PSU”), shall automatically and without any action on part of the holder thereof, be cancelled and converted into the right to receive an amount in cash equal to: (i) in the case of 2021 Options, the product of the excess, if any, of the Per Share Consideration over the applicable exercise price per Ordinary Share of such 2021 Option and the number of Ordinary Shares subject to such 2021 Option; (ii) in the case of an award for 2021 Company RSUs, the product of the Per Share Consideration and the number of Ordinary Shares subject to such 2021 Company RSU award; and (iii) in the case of an award for 2021 Company PSUs, the product of the Per Share Consideration and the number of Ordinary Shares subject to such 2021 Company PSU award (with such number of Company Shares based on the target level achievement); in each case, payable (without any crediting of interest for the period from the effective date of the Acquisition through the date of payment) as soon as reasonably practicable (but no later than the first payroll date) after each date that any portion of such 2021 Option, 2021 Company RSU or 2021 Company PSU would have otherwise vested in accordance with its terms (excluding any performance conditions) (but only if such conditions to vesting are satisfied prior to each such vesting date), subject to acceleration on certain terminations of employment, and to be paid by the Company on the terms and conditions set forth in the Acquisition Agreement.

The Company has made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants: (a) to conduct its business in the ordinary course of business during the interim period between the execution of the Acquisition Agreement and the consummation of the proposed transaction and (b) not to engage in specified types of transactions or take specified actions during such period unless agreed to in writing by BidCo.

The Company is not permitted, among other things, to (i) initiate, solicit, or knowingly encourage or facilitate any inquiries, proposals or offers with respect to, or the making of, or that could reasonably be expected to lead to, any “Acquisition Proposal” (as defined in the Acquisition Agreement), (ii) enter into, continue or otherwise participate or engage in, facilitate or encourage, any negotiations or discussions concerning, or that could reasonably be expected to lead to, an Acquisition Proposal, or provide access to its properties, books and records or any information or data relating to any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any Person (other than BidCo) with respect to the Company or any of its subsidiaries, (v) take any action to make the provisions of any takeover law, or any restrictive provision of any applicable anti-takeover provision in the Company’s organizational documents, inapplicable to any transactions contemplated by any Acquisition Proposal, (vi) execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement with respect to any Acquisition Proposal or (vii) authorize any of, or commit or agree to do any of, the foregoing. However, subject to the satisfaction of certain conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Acquisition Agreement, include changing the recommendation of the Board following receipt of a “Superior Proposal” (as defined in the Acquisition Agreement) or after an “Intervening Event” (as defined in the Acquisition Agreement) if the Board has concluded in good faith after consultation with its outside legal counsel that the failure to effect a change of recommendation or termination of the Acquisition Agreement would violate the Board’s fiduciary duties under applicable law.

Each party’s obligation to implement the Scheme is conditional upon, among other conditions, the following: (a) the Scheme shall have been approved by a majority in number representing not less than seventy-five percent (75%) in value of the shareholders of the Company who are on the register of members of the Company (or the relevant class or classes thereof) as of the record date, present and voting (and who are entitled to vote) at the meeting of the shareholders convened by order of the High Court of Justice in England and Wales (the “Court”) to consider and vote on the Scheme and at any separate class meeting which may be required; (b) the resolutions required to implement the Scheme shall have been duly passed by the requisite majority of the shareholders of the Company at the general meeting of the shareholders; (c) the Court shall have sanctioned the Scheme (with or without modification (but subject to any modification being on terms acceptable to BidCo and the Company)); and (d) the waiting period (and any extension thereof) under applicable antitrust laws shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained. Each of the Company and BidCo must perform or comply in all material respects with all required agreements and covenants on or prior to the date of the Court Hearing (as defined under the Acquisition Agreement).

The Acquisition Agreement may be terminated by mutual written consent of the parties. The Acquisition Agreement also contains certain customary termination rights, including, among others, the right of either party to terminate if (a) the consummation of the Acquisition does not occur on or before September 15, 2021, (b) if the Scheme is not sanctioned by the Court at the Court Hearing, (c) if the shareholders meetings have been held and completed but the requisite votes of the shareholders of the Company have not been obtained, (d) if a governmental entity issues an injunction preventing the Acquisition, and (e) in the event of an uncured breach of the Acquisition Agreement by the other party that results in a condition to closing not being capable of satisfaction. The Acquisition Agreement also includes a “fiduciary out” which enables the Company to terminate the Acquisition Agreement to accept a Superior Proposal prior to the shareholder meetings. In addition, BidCo may terminate the Acquisition Agreement if the Board has effected a Change in Recommendation (as defined in the Acquisition Agreement).

It is expected that, subject to the satisfaction or waiver of all relevant conditions, the proposed transaction will be completed in the first half of calendar year 2021.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 2.1 and incorporated by reference herein.

Irrevocable Undertakings

On December 15, 2020, HEC delivered to the Company a deed of irrevocable undertaking (the “HEC Undertaking”) under which HEC agrees, among other things, to vote its Ordinary Shares in favor of the Acquisition and against any proposal that would impede or frustrate the Acquisition. The HEC Undertaking represents an aggregate of 8,644,880 Ordinary Shares, or approximately 19.4% of the outstanding Ordinary Shares as of December 13, 2020.

In addition, on December 15, 2020, each member of the Board that holds Ordinary Shares (including Mr. Braunstein) delivered to the Company a deed of irrevocable undertaking (collectively, the “Director Undertakings”) under which each such director agrees, among other things, to vote his or her Ordinary Shares in favor of the Acquisition and against any proposal that would impede or frustrate the Acquisition. The Director Undertakings represent an aggregate of 359,185 Ordinary Shares, or approximately 0.8% of the outstanding Ordinary Shares as of December 13, 2020 (excluding 8,644,880 Ordinary Shares beneficially owned by HEC and Mr. Braunstein that are included in the HEC Undertaking).

The HEC Undertaking and the Director Undertakings will terminate in certain circumstances.

The foregoing description of the HEC Undertaking and the Director Undertakings are each qualified in their entirety by reference to the full text of each such undertaking. A Form of Director Undertaking is filed with this Form 8-K as Exhibit 10.1 and the HEC Undertaking is filed with this Form 8-K as Exhibit 10.2, each of which is incorporated by reference herein.

Limited Guarantee

On December 15, 2020, BidCo delivered to the Company a Limited Guarantee in favor of the Company, among Apollo Investment Fund IX, L.P., Apollo Overseas Partners (Delaware 892) IX, L.P., Apollo Overseas Partners (Delaware) IX, L.P., Apollo Overseas Partners IX, L.P., and Apollo Overseas Partners (Lux) IX, SCSP and the Company, guaranteeing certain of BidCo’s obligations under the Acquisition Agreement.

The foregoing description of the Limited Guarantee is qualified in its entirety by reference to the full text of such agreement, which is filed with this Form 8-K as Exhibit 10.3 and incorporated by reference herein.

7.01 Regulation FD Disclosure

On December 15, 2020, the Company issued a press release announcing the execution of the Acquisition Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 15, 2020, the Company sent a communication to its employees relating to the proposed transaction. The full text of the communication is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information furnished under this Item 7.01 of this Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Acquisition Agreement.*
10.1	Form of Director Undertaking.
10.2	HEC Undertaking.
10.3	Limited Guarantee.*
99.1	Press release.
99.2	Employee Communication.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*The schedules/exhibits have been omitted from this filing pursuant to Item 601(b)(2) and (10) of Regulation S-K, as applicable. The Company will furnish copies of any such schedules or exhibits to the SEC upon request.

Additional Information and Where to Find It

This Form 8-K may be deemed solicitation material in respect of the proposed acquisition of the Company by affiliates of Apollo Global Management, Inc. (“Apollo”). This Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s shareholder meetings to approve the proposed transaction, the Scheme or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement (including the Scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This Form 8-K is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the Scheme, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on April 1, 2020. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward Looking Statements

This Form 8-K relates to a proposed acquisition of the Company by funds managed by affiliates of Apollo and includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. The forward-looking statements relate to future events and are based on management’s current expectations and beliefs relating to anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results, the expected timing of the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of the Company’s operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expect,” “anticipate,” “foresee,” “forecast,” “estimate,” “intend,” “plan,” “future,” “project,” “contemplate,” “could,” “would,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the Company or its share price. The Company’s forward-looking statements involve certain assumptions and significant risks and uncertainties (some of which are beyond its control) that could cause actual results to differ materially from its historical experience and present expectations or projections, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; and business disruption following the proposed transaction.

These risks, as well as other risks related to the proposed transaction, will be included in the proxy statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements contained in this Form 8-K, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Chief Financial Officer
December 15, 2020